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                                                                   EXHIBIT 10.10

                                     INDEX
                                     -----

ARTICLE NO.                          TITLE
------- --                           -----

1                                    Demise
2                                    Terms
3                                    Improvements
4                                    Rent
5                                    Use of Premises
6                                    Additional Rent: Operation and Maintenance
                                     Costs,Utilities, Real Estate Taxes
7                                    Rules and Regulations
8                                    Common Area
9                                    Real Estate Taxes
10                                   Services by Landlord
11                                   Alterations, Etc.
12                                   Insurance
13                                   Indemnification
14                                   Fire
15                                   Eminent Domain
16                                   Assignment or Subletting
17                                   Entry by Landlord
18                                   Inspections by Prospective Purchasers and
                                     Tenants and by Lenders
19                                   Surrender
20                                   Default
21                                   Bankruptcy
22                                   Quiet Enjoyment
23                                   Consent by Landlord
24                                   Subordination
25                                   Mechanics' Liens
26                                   Notices
27                                   Waiver of Trial by Jury
28                                   No Other Waiver or Modifications
29                                   Curing Tenant's Defaults
30                                   Estoppel Certificate
31                                   Parties Bound
32                                   Force Majeure
33                                   Parking
34                                   Definition of Landlord
35                                   Taxes on Tenant's Property
36                                   General Provisions
--                                   Notary Public
Exhibit A-1                          Floor Plan
Exhibit A-2                          Description of Property
Exhibit B                            Commencement Date Agreement
Exhibit C                            Workletter Agreement
Exhibit C-1                          Contractor Bid
Exhibit D                            Rules and Regulations
Exhibit E                            Services
Exhibit F                            Legal Holiday Schedule



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                                      LEASE
                                      -----

         THIS LEASE, dated this 9th day of November, 1993, by and between Keller Carnegie Associates, a New Jersey limited partnership, having an office at 103 Carnegie Center, Princeton, New Jersey 08540, hereinafter referred to as "Landlord," and NCI PUBLIC RELATIONS, INC., a New York corporation, having an office at 103 Carnegie Center, Princeton, New Jersey 08540, hereinafter referred to as "Tenant."

                                   WITNESSETH
                                   ----------

ARTICLE 1 - DEMISE:

1.01 - That in consideration of the rents and covenants herein set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, premises containing approximately 4.378 sq. ft. (hereinafter called "Premises"), as shown outlined in red on Exhibit "A-1", a copy of which is attached hereto, located on the 1st floor, A-Wing, in the office building located at 103 Carnegie Center, Princeton, New Jersey 08540, in the Township of West Windsor, County of Mercer, State of New Jersey (hereinafter called "Building") which is situated on that certain parcel of land (said parcel of land together with the Premises, Building and all other improvements located thereon, including the Common Area, are hereinafter referred to as the "Parcel") more particularly described in Exhibit "A-2" attached hereto. The gross rentable area of the Building is approximately 95,155 square feet and the Premises constitutes approximately 4.6% (hereinafter called "Tenant's Percentage") of said gross rentable area. This Lease shall be for the term, upon the rentals and subject to the terms and conditions set forth in this Lease and the Exhibits attached hereto.

ARTICLE 2 - TERM

2.01 - The term of this Lease shall commence on (hereinafter called "Commencement Date"), the earliest to occur of (i) January 1, 1994, provided the entire Premises are "ready for occupancy" (as that term is defined in Article 3
- Improvements), (ii) fifteen (15) days after the mailing of notice by Landlord to Tenant that the Premises are "ready for occupancy", or (iii) actual possession (as hereinafter defined in Section 3.05) of the Premises by Tenant. The term shall be for a period of five (5) years plus the part of a month, if any, from the Commencement Date to the last day of the month in which the Commencement Date occurs. If the entire Premises are not "ready for occupancy" by four (4) months from the date of execution of this Lease and Tenant shall not have taken actual possession of any part thereof, Tenant shall have the right to cancel this Lease by written notice to Landlord.

2.02 - As soon as the Commencement Date hereof has been determined, a memorandum will be signed by the Landlord and Tenant setting forth actual commencement and expiration dates of the term of this Lease and certifying that the Premises are ready for occupancy and Tenant has accepted the Premises, and that this memorandum will be in the form of Exhibit "B," attached hereto and made a part hereof.


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2.03 - Anything to the contrary notwithstanding Tenant shall have the right to occupy a portion of the Premises prior to the finishing of the entire space, at a pro-rated rental, subject to the provisions of Section 3.05 hereof.

ARTICLE 3 - IMPROVEMENTS

3.01 - The parties have initialled Outline Specifications, Building Standard Workletter and Standard Allowance for Credits and Extras identified collectively as Exhibit "C", a copy of which is attached hereto, describing improvements to be provided and installed by Landlord at its expense, and Landlord agrees to perform the work and make the installations in the Premises which are set forth in Exhibit "C" and as shown on Exhibit "A-1." The total project renovation shall be fixed at a price of $59,648.00 (absent any agreed upon change orders) as detailed in contractor bid dated August 23, 1993, Exhibit C-1. The actual contribution made toward this amount on behalf of Keller Carnegie - Associates shall not exceed $45,000.00. Landlord's contractor shall meet with NCI to coordinate construction scheduling to enable performance of work in such a manner to cause Tenant least amount of interference during this process. The premises will be considered as "ready for occupancy" on the date on which Landlord shall have substantially completed all work to be performed by Landlord pursuant to Exhibit "C," and upon the receipt of Certificate of Occupancy.

3.02 - Within fifteen (15) days of the execution of this Lease, Tenant shall submit to Landlord a plan for the Premises (hereinafter referred to as "Tenant's Plan") containing all designations and selections required to be made by Tenant in connection with Landlord's installations pursuant to Exhibit "C."

3.03 - Landlord shall prepare the Premises for Tenant in accordance with Tenant's Plan and the provisions of this Article 3, and Landlord's general contractor shall schedule the performance of said work in such a manner as it considers proper for the rapid completion thereof. Tenant may, at its own expense, select and employ its own contractors for finishing work, such as carpeting, cabinet work, millwork, draperies, installation of special equipment or decorations (hereinafter called "Tenant's Work"), provided (i) Tenant advises Landlord in writing of its intention to do so prior to commencement of any such work, and (ii) the contractors and sub-contractors employed by Tenant shall have been previously approved by Landlord, and it is hereby agreed and understood that Tenant shall not employ any contractor which, in Landlord's reasonable opinion, may prejudice Landlord's negotiations or relationship with Landlord's contractors or sub-contractors or as may disturb harmonious labor relations. In no event shall any contractors and subcontractors performing Tenant's Work file any mechanics lien against the Building and/or Parcel of Landlord, and Tenant hereby protects, defends, indemnifies and saves Landlord harmless of and from any damages, costs or expenses incurred by Landlord in connection with such mechanics liens.

         Tenant and its contractor shall be responsible for transportation, safekeeping and storage of materials and equipment used in the performance of Tenant's Work and for the removal of waste and debris resulting from the performance of Tenant's Work and Landlord shall not be responsible for, but will cooperate with Tenant, in the coordination of work of Landlord's contractors with the work of Tenant's contractors. Without specific charge being made therefore, Landlord shall allow Tenant and its contractors during normal working hours to use utilities, to the extent available, as may be reasonably required in the Premises for the performance of Tenant's Work. Prior to commencement of Tenant's Work, Tenant shall obtain and maintain, at its expense, Worker's Compensation and Bodily Injury and Property Damage Public Liability Insurance and so called "Builder's Risk" insurance (all such insurance shall conform to the requirements of Article 11 hereof) and shall submit Certificates as evidence thereof to Landlord.

3.04 - Landlord shall afford Tenant access to the Premises, at reasonable times prior to the Commencement Date and at Tenant's sole risk and expense, for the purposes of making preparations for and performing or inspecting the performance of Tenant's Work. Access for such purposes shall not be deemed to constitute possession or occupancy. Tenant will not store building materials, equipment, or machinery outside the Premises except with prior written consent of the Landlord, and if such consent is given, such storage is to be done in a manner so as to cause as little inconvenience to the Landlord, other tenants, their employees, invitees and visitors, and as little interference with their business pursuits as is reasonable possible.

3.05 - If the whole of the Premises shall not be ready for occupancy at approximately the same time, Tenant may, with the written consent of Landlord, take possession of any part or parts of the Premises before the Commencement Date, provided that a Certificate of Occupancy shall have been obtained for the part of parts of the Premises in respect of which Tenant desires to take possession. Tenant shall be deemed to have taken possession of a part of the Premises (herein called "actual possession") when any personnel of Tenant or anyone claiming under or through Tenant shall first occupy such part for the conduct of business. Tenant's actual possession of any part or parts of the Premises prior to the Commencement Date shall be subject to all of the obligations of this Lease, including the payment of rent, except that Landlord shall reasonably apportion the rent to the rentable area of each such part, pro-rated from the date of taking actual possession, which shall be payable at the end of each calendar month preceding the Commencement Date.

ARTICLE 4 - RENT

4.01 - Landlord reserves and Tenant covenants to pay to Landlord without demand, setoff or abatement at 103 Carnegie Center, Princeton, New Jersey 08540, or at such other place as may hereafter be designated in writing by Landlord, on the days and in the manner herein prescribed for the payment thereof guaranteed minimum rent and additional rent for the Premises as set forth in this Article 4 and Article 6.

4.02 - Tenant covenants to pay a fixed guaranteed minimum annual rent (hereinafter called "Minimum Rent") of $67,968.45 per annum, payable in equal monthly installments of $5,664.38, in advance on the first day of the month throughout the term of this Lease, commencing on the Commencement Date and continuing through the last day of the 12th month of the Lease Term. Commencing the first day of the 13th month Tenant covenants to pay a fixed guaranteed Minimum Rent of $90,624.60 per annum payable in equal monthly installments of $7,552.05 in advance on the first day of the month throughout the remaining term of this Lease. Minimum Rent for a period of less than one calendar month shall be prorated.

4.03 - In addition to the Minimum Rent stipulated herein, Tenant covenants and agrees to pay to Landlord as additional rent (hereinafter called "Additional Rent") all other sums and charges which are, pursuant to the terms of this Lease, to be paid by the Tenant. Except as otherwise specifically provided in this Lease, Additional Rent shall be due and payable on the first day of the month but not less than ten (10) days following the date on which Tenant is given notice of Additional Rent due.

4.04 - The term "lease year" means each twelve (12) month period during the term hereof, the first lease year being the period beginning on the date when the first monthly installment of Minimum Rent is to be paid in advance and ending at the conclusion of that twelve (12) month period. The last lease year means the period beginning on the first day of the twelve (12) month period at the end of which this Lease expires and ending on the date that this Lease shall terminate.

4.05 - In the event Tenant shall fail to pay Minimum Rent and/or Additional Rent when due, then, in addition to the Landlord's rights as contained in Article 20 hereof, interest shall accrue thereon at a fluctuating per annum rate equal to the sum of the prime rate of Bankers Trust Company plus two (2) percentage points from the tenth day after the due date to the date of payment.

4.06 - If at the expiration of the initial term, this Lease shall then be in full force and effect and the Tenant shall have fully performed all of the terms and conditions hereof, the Tenant shall have an option to extend this Lease for one term of five (5) years upon the same terms and conditions except that the Minimum Rent reserved under Section 4.02, shall be an amount equal to $90,624.60, increased by a percentage amount equal to one hundred percent (100%) of their percentage increase in the "All Items" Index for the New York - Northeastern, New Jersey Area of the "Consumer Price Index for all Urban Consumers" (Revised CPI-U) (1967=100) published by the Bureau of Labor Statistics of the U.S. Dept. of Labor as of the commencement of the renewal terms over said index as of the Commencement Dated. In no event shall the Minimum Rent be less than the Minimum Rent provided in Section 4.02.

Said option shall be exercisable only by notice in writing pursuant to Section
26.01 and


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such notice shall be given not less than six (6) months prior to the expiration of the initial term.

ARTICLE 5 - USE OF PREMISES

5.01 - Tenant covenants and agrees to continuously use and occupy the entire Premises solely for the purpose of conducting a business office and for no other purpose, and such use and occupancy shall be in compliance with all applicable laws, ordinances, requirements and regulations of any governmental authority having jurisdiction, and also in compliance with Landlord's Rules and Regulations set forth in Exhibit "D" hereto.

5.02 - Tenant acknowledges that there are federal, state and local laws, regulations and guidelines may hereafter be enacted relating to or affecting the Parcel and concerning the impact on the environment of construction, land use, the maintenance and operation of structures, and the conduct of business. Tenant will not cause or permit to be caused, any act or practice, by negligence, omission or otherwise, that would adversely affect the environment or that would violate any of said laws, regulations or guidelines. Any violation of this covenant shall be an event of default pursuant to Article 20 hereof. Tenant shall have no claim against Landlord by reason of any changes that Landlord may make in the Premises and/or Parcel pursuant to said laws, regulations and guidelines.

5.03 - It is understood and agreed that Tenant shall not place a load on any floor of the Premises exceeding a floor load which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes and vaults which must be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by the Tenant at Tenant's expense in settings sufficient in the Landlord's judgment to absorb and prevent vibrations, noise and annoyance.

5.04 - Tenant further covenants that it will cause all goods and supplies to be delivered and/or removed by way of such entrances and exits as may be designated for Tenant's use by the Landlord, which shall be used by Tenant in common with other tenants during such hours reasonably designated by the Landlord and subject to such other rules and regulations which may be established by Landlord.

5.05 - Tenant shall not place any obstructions, refuse or debris of any kind which would tend to obstruct the hallway areas in front of or around the Premises. subject to Landlord's obligation to clean and remove waste as in Exhibit "E", Tenant shall keep the Premises in a neat and clean condition, and shall cause all garbage and refuse to be removed by way of such exits as may from time to time be so designated by the Landlord.

5.06 - Tenant shall not suffer or permit the Premises, or any part thereof to be used in any manner which would in any way, (i) violate any of the provisions of any grant, Lease or mortgage to which this Lease is subordinate, provided that any such provision is not inconsistent with the rights acquired by Tenant under this Lease, (ii) violate any laws or requirements of public authorities, (iii) make void or voidable any fire or liability insurance policy then in force with respect to the Parcel, (iv) make unobtainable or extraordinarily difficult to obtain from reputable insurance companies authorized to business in New Jersey at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance which may be furnished by Landlord under the terms of any Lease or any mortgage to which this Lease is subordinate, (v) cause physical damage to the Parcel or any part thereof, or constitute a nuisance therein, (vi) impair the appearance, character or reputation of the Parcel, (vii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or flues or vents not designed to receive them, or
(viii) impair or interfere with any of the Building services or the proper and economic cleaning, heating, air conditioning, ventilating or other servicing of the Building or the Premises or impair or interfere with the use of the Building by, or occasion discomfort, annoyance or inconvenience to Landlord or any of the other Tenants of the Building. The provisions of this Section 5.06 and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any of the articles of this Lease or any of the Rules and Regulations referred to in this Lease except as may herein be expressly otherwise provided.

5.07 - If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the premises, or any part thereof, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and Tenant shall at all times comply with the terms and conditions of each such license or permit.

5.08 - Tenant's Standard Industrial Classification Number is 7392. Tenant will immediately notify Landlord of any change in this number during the term of this Lease.

5.09 - Tenant hereby agrees not to handle, store or dispose of any hazardous or toxic waste or substance upon the premises which is prohibited by any federal, state or local statutes, ordinances or regulations. Tenant hereby covenants to indemnify and hold Landlord, its successors and assigns, harmless from any loss, damage, claims, costs, liabilities or cleanup costs arising out of Tenant's use, handling, storage or disposal of any such hazardous or toxic wastes or substances on the premises.

ARTICLE 6 - ADDITIONAL RENT: OPERATION AND MAINTENANCE COSTS, UTILITIES, REAL ESTATE TAXES

6.01 - Landlord shall pay all operating and maintenance costs and expenses incurred in the operation and maintenance of the Parcel reduced by any amounts received from tenants as service charges pursuant to Section 10.01(a) (hereinafter in this Section 6.01 referred to as "Operation and Maintenance Costs"). For and with respect to each calendar year of the original and any additional term hereof (but pro-rated for any period less than one year), that Operation and Maintenance Costs of the Parcel shall exceed a sum equal to $2.30 per square foot for Years 1 and 2 of the Lease and $2.55 per square foot for Years 3, 4, and 5 of the Lease on the gross rentable area of the Building. Tenant shall pay additional rent in that amount which is equal to Tenant's Percentage of such excess of such Operation and Maintenance Costs. The Operation and Maintenance Costs shall include the cost and expense to Landlord of the following items:

(a) All reasonable wages, salaries and fees of all employees and agents for time actually devoted to the management, operation, repair, replacement, maintenance and security (if provided), including taxes, insurance and all other employee benefits relating thereto, including a management fee to an affiliate of Landlord or any other management company. "Replacement" for the purposes of this
Section 6.01 shall exclude replacements which are properly capitalized except as provided in Section 6.01(k). "Management" for the purposes of this Section 6.01 shall include the time spent by those persons directly supervising work and not the time of those persons employed in any main or branch office of Landlord, its contractors and sub-contractors, it being the intention of the parties hereto to include herein only such costs and expenses usually included in determining management contract fees, costs and expenses in other comparable buildings and Parcels in the West Windsor area;

(b) All supplies and materials (including lavatory supplies) used in the management, operation, repair, replacement, maintenance and security, exclusive of work required as a result of construction defects during the construction warranty periods and exclusive of structural work other than repairs relating to the roof;

(c) All maintenance and service agreements on equipment including, without limitation, alarm service, window cleaning, elevator maintenance and heating and air conditioning units;

(d)      All fire and other casualty and public liability insurance;

(e) All repairs, replacements and general maintenance, including common area maintenance exclusive of work required as a result of construction defects during the construction warranty periods and exclusive of structural work;

(f) All service or maintenance contracts with independent contractors for operation, repair, replacement, maintenance or security;

(g)      All janitorial services including cleaning services;

(h)      All landscaping including lawn maintenance;

(i)      All snow removal from sidewalks, driveways and parking areas;

(j) Costs of water (including sewer rental and assessments) and including any taxes on such utilities;

(k) All other costs and expenses, dissimilar or similar, necessarily and reasonably incurred by Landlord in the proper operation and maintenance of a first class building and parcel; provided, however, that costs and expenses (1) for capital improvement items (except where such capital improvements result in the reduction of Operation and


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Maintenance Costs attributable to such item), the cost of the replacement, with legal interest on the unamortized amount, may be amortized over a reasonable period of time according to sound accounting practices and charged to Operational and Maintenance Costs, (2) paid or required to be paid from proceeds of insurance, (3) assumed or required to be paid by any Tenant, (4) interest, amortization or other payments made by Landlord on loans to Landlord, (5) incurred in leasing, including commissions, advertising and tenant work, (6) income, excess profits or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the Parcel and (7) depreciation and amortization except as provided in (1), are excluded from the term Operation and Maintenance Costs.

6.02 - Landlord shall pay all Utility Costs and Expenses for the Parcel. For and with respect to each calendar year of the original and any additional term hereof (but prorated for any period less than one year) that Utility Costs and Expenses shall exceed a sum equal to $1.45 per square foot of the gross rentable area of the Building, Tenant shall pay additional rent in that amount which is equal to Tenant's Percentage of such excess of such Utility Costs and Expenses. Utility Costs and Expenses shall include without limitation the cost and expense to Landlord of charges for oil, gas, electricity for lighting the common areas and parking lot, heating, ventilating and air conditioning (including, but not limited to, fuel cost adjustments) furnished to the Building (including common areas thereof) and including any taxes on such utilities. The cost of electric energy furnished directly to the Premises other than for heating and air conditioning purposes shall be borne by Tenant pursuant to the provisions of
Section 6.04 hereof.

6.03 - Landlord shall pay all Real Estate Taxes for the Parcel. For and with respect to each calendar year of the original and any additional term hereof (but pro-rated for any period less than one year), that Real Estate Taxes of the Parcel shall exceed a sum equal to $2.05 per square foot for Years 1 and 2 of the Lease and $2.30 per square foot for Years 3, 4, and 5 of the Lease on the gross rentable area of the Building, Tenant shall pay additional rent in that amount which is equal to Tenant's Percentage of such excess of such Real Estate Taxes. For the purpose of this Section 6.03, "Annual Real Estate Tax" shall be the actual annual tax billed for the Parcel. In the event any Annual Real Estate Tax shall be reduced subsequent to the determination of Additional Rent payable pursuant to this Section 6.03, Tenant shall receive a credit or refund of Tenant's Percentage of the reduction. Said payments by Tenant shall be pro-rated for any period of said term which is less than a lease year.

6.04 - Landlord shall furnish the electric energy that Tenant shall require in the Premises. For such electric energy as Tenant shall require for heating and air-conditioning during the hours, upon the days and subject to the limits set forth in Section 10.01(a), Landlord shall furnish same on a rent inclusion basis, such electric energy being included in Landlord's services which are covered by the fixed rent reserved hereunder, subject to adjustment as set forth in Article 6.02. Tenant shall pay Landlord, as additional rent, for all electric energy furnished to Tenant at the Premises, other than for heating and air conditioning purposes. Additional rent for such electric energy shall be calculated and payable in the manner hereinafter set forth.

(a) Landlord agrees to install a separate meter or to arrange for an independent electric survey to measure the amount of electric energy consumed by Tenant exclusive of electric energy used for heating, air-conditioning and common areas. Tenant shall pay Landlord the cost of such electric energy at the then prevailing rates of the utility supplier, as so calculated on a monthly basis, as Additional Rent, together with its payment of fixed rent. If the utility supplier will permit separate metering and billing to Tenant, Tenant shall pay for said electric energy directly to the utility supplier instead of making payment to Landlord as additional rent.

(b) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord.

(c) Tenant's use of electric energy in the Premises shall not, at any time, exceed the capacity of any of the electrical conductors and equipment serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance (which consent shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment to the Building electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefore shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

(d) Tenant shall pay as Additional Rent a charge of $50.00 per hour to run the building HVAC system within the demised premises for each hour Landlord provides heat or airconditioning other than during the hours and upon the days set forth in Section 10.01(a) hereof. The above rates are effective as of the commencement of the Lease and subject to change as a result of the PSE&G scheduled rates.

6.05 - Tenant shall pay to Landlord in monthly installments on the first day of each month one-twelfth of the estimated Additional Rent for the first calendar year under the terms and conditions of this Article 6 starting after the thirteenth month. Commencing after the second calendar year, Landlord shall determine and notify tenant in writing, on or before the first day of April of each calendar year, the total amount of: (i) all items which went into the computation of Additional Rent for the preceding calendar year under the terms and conditions of this Article 6; and (ii) the projected Additional Rent due from Tenant for the then current calendar year. Tenant shall thereafter pay to Landlord, on the first day of each succeeding month during said then current year, 1/12 of said projected Additional Rent; however, the April 1, payment shall also include the difference between the projected payments and the payments made for the months of January, February and March which will be based on the preceding calendar year. In each of the following calendar years, upon notification by Landlord to Tenant of the projected Additional Rent payable by Tenant for the then current calendar year, such Additional Rent shall be payable in like manner. Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, on or before the first day of each April, the difference between the Additional Rent projected by Landlord for the preceding calendar year already paid by Tenant and the actual Additional Rent due from Tenant for the preceding calendar year (as determined by Landlord on or prior to the first day of each April as aforesaid). Anything hereinabove to the contrary notwithstanding, Landlord shall have the right to bill Tenant for Tenant's Percentage of Real Estate Taxes as the taxes are due instead of having them paid in monthly installments as hereinabove provided.

6.06 - The Additional Rent due under the terms and conditions of this Article 6 shall be payable by Tenant without any setoff or deduction and shall be pro-rated as aforesaid during the first and last lease years of the lease term or any renewal thereof.

6.07 - Tenant shall have the right, upon the giving of two (2) weeks prior written notice to Landlord, to make reasonable inspections of Landlord's books and records so as to verify the sums due from Tenant as Additional Rent under the terms and conditions of this Article 6. Landlord will retain the books and records used in determining Additional Rent amounts for a period of two years after notification of said amounts is given to Tenant.

ARTICLE 7 - RULES AND REGULATIONS

7.01 - Tenant covenants and agrees to faithfully observe and comply with the Rules and Regulations affixed to this Lease and made a part hereof, as Exhibit "D" as well as any other and further Reasonable Rules and Regulations which Landlord may hereafter make. Landlord shall not be responsible to Tenant for the noncompliance or breach by any other Tenant of any said Rules and Regulations.

ARTICLE 8 - COMMON AREA

8.01 - To the extent the same may from time to time or any time during the term of this Lease be made available, Tenant shall have the right to the nonexclusive use, in common with others, of driveways and footways and of such loading and other facilities as may be constructed and designated by Landlord in the Parcel for use by Tenants of the Parcel. Said areas, which are included in the definition of the Parcel, shall hereafter be referred to as "Common Area". Landlord may at any time and from time to time, in its sole discretion, increase, decrease, or change in any manner the Common Area, including, without limitation, eliminate, relocate, expand, reduce, modify or prescribe changes in the permitted use of any or all of the present or future Common Area, and no such action of Landlord shall be deemed to be an eviction of Tenant, or breach of this Lease, nor give rise to any claim for damages or for a reduction or abatement of the Minimum Rent or Additional Rent.

8.02 - No action by Landlord shall be permitted which would eliminate or substantially reduce access to the Premises.

ARTICLE 9 - REAL ESTATE TAXES

9.01 - The Tenant agrees that if at any time during the term of this Lease the present method of taxation or assessment shall be so changed that the taxes now levied, assessed or imposed on real estate and the buildings and improvements thereon shall, in lieu thereof, be imposed, assessed or levied wholly as a capital levy or otherwise upon the rents reserved herein or as a tax, corporation franchise tax, assessment, levy or charge or any part thereof, measured by or based in whole upon the Parcel, or on the rents derived therefrom and imposed upon Landlord, then Tenant shall pay all such taxes so measured or based exceeding Tenant's allowance of $2.05 per square foot for Years 1 and 2 of the Lease and $2.30 per square foot for Years 3, 4, and 5 of the Lease and on an equitable basis consistent with Tenant's Percentage.

9.02 - The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of such tax and/or assessment shall be prima facie evidence of the amount of the same which is due at the time of the making or issuance of such certificate, advice or bill.

ARTICLE 10 - SERVICES BY LANDLORD

10.01 - Landlord shall furnish the following services to the Premises and the
Parcel:

(a) Keep in operation in the Building a heating apparatus during such periods as same may be necessary to maintain an inside temperature at 70 degrees at a minimum outside temperature of 0 degrees dry bulb between the 15th day of October and the 1st day of May of each year and an air conditioning system during such periods as same may be necessary to maintain an inside temperature of 78 degrees when the outside temperature is at a maximum of 94 degrees dry bulb to be operated throughout the term of this Lease or any renewal hereof, between the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (Legal Holidays excepted as set forth in Exhibit F"), subject, however, to governmental requirements. Landlord, at its cost, at the inception of this Lease, will furnish a light bulb or bulbs or fluorescent tube or tubes, as the case may be, and standard ballasts, for each lighting fixture then installed on the Premises. Landlord shall provide and reserves the right to make reasonable additional charges, payable as Additional Rent, for services furnished at the request of Tenant on days or at times other than those above defined as provided in Section 6.04(d). Notwithstanding the foregoing, Tenant shall have the right to enter and use the Premises at all hours and times in which event Tenant agrees to keep all outside doors locked.

(b) Furnish cold water (at the normal temperature of the water supply to the Building) to the Building for drinking and lavatory purposes and hot water (from the regular Building supply at prevailing temperatures) to the Building for lavatory purposes.

(c) Cause the Premises to be cleaned after normal business hours in accordance with the Cleaning Specifications as set forth in Exhibit "E."

(d) Make such repairs and replacements to the Premises as reasonably required (Tenant shall solely be responsible for the payment of the cost of same, if required, due to the negligence, misuse, abuse or willful misconduct of Tenant, its agents, servants or employees, invitees, subtenants, contractors or assigns).

(e) Provide window washing, landscaping, including lawn maintenance, snow removal from sidewalks, driveways and parking areas and directory board maintenance.

10.02 - Landlord does not warrant that the services provided for in Section
10.01 hereof shall be free from any slow-down, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies, or caused by the maintenance, repair, substitution, renewal, replacement or improvements of any of the equipment involved in the furnishing of any such services, or caused by changes of services, quantity or character of electric service, alterations, strikes, lock-outs, labor controversies, fuel shortages, accidents, Acts of God or the elements or any other cause beyond the reasonable control of Landlord; and, specifically, no such slow-down, interruption or stoppage of any such services shall ever be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of Minimum Rent or Additional Rent payable hereunder or in any manner or for any purpose relieve Tenant from any of its obligations hereunder, and in no event shall Landlord be liable for damage to persons or property or be in default hereunder as a result of such slow-down, interruption or stoppage.

10.03 - Landlord will not be responsible for the failure of the air-conditioning system if such failure results from the occupancy of the Premises with more than an average of one person for each 100 usable square feet or if the Tenant installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds four watts per square foot of floor area in any one room or other area. If due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Premises, interference with normal operation of the air-conditioning in the Premises results, necessitating changes in the air-conditioning system servicing the Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the said airconditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the Rules and Regulations which Landlord may prescribe for the proper functioning and protection of the said air-conditioning system.

ARTICLE 11 - ALTERATIONS, ETC.

11.01 - Tenant shall make no alterations, decorations, installations, additions or improvements (hereinafter called "Tenant Changes") in or to the Premises exceeding $10,000.00 without in each instance obtaining the Landlord's prior written consent, which consent shall not be unreasonably withheld, and then only by contractors or mechanics subject to Landlord's reasonable approval, and in conformance with detailed plans and specifications which have been previously submitted to the Landlord and which are subject to the Landlord's approval. However, all Tenant Changes which are structural in character or which affect the mechanical or HVAC systems must receive Landlord's prior written consent whether the cost thereof is more or less than $10,000.00. All Tenant Changes shall be done at Tenant's cost and expense and at such times and in such manner as Landlord may designate. All Tenant Changes upon the Premises, made by either party (excepting only Tenant's movable trade fixtures) shall, unless Landlord shall elect otherwise, (which election shall be made by giving a notice not less than thirty (30) days prior to the expiration or other termination of this Lease or any renewal thereof) become the property of Landlord, and shall remain upon, and be surrendered with, the Premises as a part thereof at the end of the term. Tenant shall also furnish Landlord with outline plans and specifications for Tenant Changes less than $10,000.00 prior to the performance of the work.

11.02 - Tenant agrees that any Tenant Changes shall be done in a good and workmanlike manner and in conformity with all laws, ordinances and regulations of all public authorities having jurisdiction.

11.03 - Tenant agrees that it will procure all necessary permits before making any Tenant Changes. Landlord agrees that, without cost or expense to Landlord, it will cooperate with Tenant in obtaining such permits. Tenant agrees to pay promptly when due the entire cost of any work done by or for Tenant upon the Premises so that the Premises shall at all times be free of liens for labor or materials. Tenant agrees to save and indemnify Landlord from any and all injury, loss, claims, or damages to any person or property occasioned by or in connection with any Tenant Changes.

11.04 - Any such Tenant Changes shall be performed in such manner as not to interfere with the occupancy of any other Tenant in the Building nor delay or impose any additional expense upon Landlord in the maintenance or operation of the Building. Prior to the commencement of Tenant changes, Tenant shall obtain and maintain at its expense worker's Compensation Insurance and Bodily Injury and Property Damage Public Liability Insurance and so-called "Builders Risk Insurance" (all such insurance shall conform to the requirements of Article 12 hereof) and shall submit certificates as evidence thereof to Landlord.

ARTICLE 12 - INSURANCE

12.01 - Tenant covenants to provide at Tenant's cost and expense on or before the earlier of (i) the Commencement Date, or (ii) Tenant's taking actual possession for the purpose of Tenant's Work, and to keep in full force and effect during the entire term and so long thereafter as Tenant, or anyone claiming by, through or under Tenant, shall occupy the Premises, insurance coverage as follows:

(a) Comprehensive Public Liability Insurance with contractual liability endorsements with respect to the Premises and the business of Tenant in which Tenant shall be adequately covered under limits of liability of not less than $500,000.00 for injury or death to any one person, and $1,000,000.00 for injury or death to more than one person and $100,000.00 with respect to property damage.

(b) Fire and Extended Coverage, Vandalism, Malicious Mischief and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decorations, trade fixtures, furnishings, equipment in the Premises, vaults, safes and all contents therein. Landlord shall not be liable for any damage to such property of Tenant by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such Coverage is in effect), no matter how caused, it being understood that the Tenant will look solely to its insurer for reimbursement.

(c) Worker's Compensation Insurance covering all persons employed by Tenant.

(d) Upon demand, Tenant shall furnish Landlord, at Tenant's expense, with such increased amounts of existing insurance, and such other insurance coverage in such limits as Landlord may require, and such other hazard insurance as the nature and condition of the Premises may require in the sole judgment of Landlord, to afford Landlord adequate protection for said risks.

12.02 - All of the aforesaid insurance shall be written by one or more responsible insurance companies satisfactory to Landlord and in form satisfactory to Landlord. The Comprehensive Public Liability Insurance shall contain endorsements substantially as follows: "It is understood and agreed that the insurer will give to Keller Carnegie Associates (or any successor Landlord) 103 Carnegie Center, Princeton, New Jersey 08540, ten (10) days prior written notice of any material change in or cancellation of this policy".

12.03 - Tenant shall be solely responsible for payment of premium and Landlord (or its designee) shall not be required to pay any premium for such insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire term of this Lease and any other period of time during which, pursuant to the term hereof, said insurance is required.

12.04 - Tenant agrees, at its own cost and expense, to comply with all of the rules and regulations of the Fire Insurance Rating Organization having jurisdiction and any similar body. If, at any time or from time to time, as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act or omission or commission by Tenant, its employees, agents, contractors or licensees, or as a result of or in connection with the use to which the Premises are put (notwithstanding that such use may have been consented to by Landlord), the fire insurance rate(s) applicable to the Premises or the Building in which same are located shall be higher than that which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord as Additional Rent, such portion or the premiums for all fire insurance policies in force with respect to the aforesaid properties and the contents of any occupant thereof as shall be attributable to such higher rate(s).

12.05 - Landlord makes no representation that the limits of liability specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Article 12, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

ARTICLE 13 - INDEMNIFICATION

13.01 - Tenant shall save and hold Landlord harmless from and against all liability, claims, and demands on account of personal injuries (including, without limitation of the foregoing, Worker's Compensation and death claims) or property loss or damage of any kind whatsoever which arise out of or are in any manner connected with, or are claimed to arise out of or in any manner connected with Tenant's occupancy, and which result from, and only from, the negligent act of Tenant.

ARTICLE 14 - FIRE

14.01 - In the event of the total destruction of the Building or the Premises by fire or other casualty during the term hereof or in the event of such partial destruction thereof as to render the Premises wholly untenantable or unfit for occupancy, then in either event, unless such damage can, in the reasonable opinion of Landlord, be repaired within one hundred eighty (180) days after the occurrence, this Lease and the term hereby created shall at either party's option, to be exercised within fifteen (15) days after notice from Landlord as hereinafter provided, cease from the date of such damage or destruction, and Tenant shall upon written notice from Landlord immediately surrender the Premises to Landlord and Tenant shall pay rent within said term only to the time of such damage or destruction. If, however, in Landlord's reasonable opinion, the damage as aforesaid can be repaired within one hundred eighty (180) days from the occurrence thereof, Landlord shall (unless Landlord shall elect not to repair or rebuild, as hereinafter provided) repair the Premises with all reasonable speed, this lease shall continue in full force and effect and there shall be an abatement of rent until the repair is completed so that Tenant can occupy the Premises. Landlord shall notify Tenant within Thirty (30) days from the occurrence of the destruction as to whether or not the damage can be repaired within one hundred eighty (180) days after the occurrence thereof.

14.02 - In the event of the partial destruction of the Building or Premises by fire or other casualty during the term hereof, which such partial destruction does not render the Premises wholly untenantable or unfit for occupancy, for more than one hundred eighty (180) days in the Landlord's reasonable opinion, Lease shall continue in full force and effect and there shall be an abatement of rent until the repair work is completed so that Tenant can occupy the Premises, in such proportion as the part of the Premises destroyed or rendered untenantable bears to the total Leased Premises. If such damage cannot be repaired within one hundred eighty (180) days after the occurrence in the reasonable opinion of Landlord, this Lease and the term hereby created shall at either party's option, to be exercised within fifteen (15) days after notice from Landlord as herein provided, Lease from the date of such damage or destruction as provided in Section 14.01. Landlord shall notify Tenant within thirty (30) days from the occurrence of the destruction as to whether or not the damage can be repaired within one hundred eighty (180) days after the occurrence thereof.

14.03 - In the event that the Building or the Premises shall be so slightly damaged by fire or other casualty so as not to affect or only slightly affect the operation of Tenant's business in the Premises, then in that event, there shall be no abatement of rent and this Lease shall continue in full force and effect, and Landlord shall enter and repair the damage with all reasonable speed.

14.04 - In the event that the Landlord elects, after any such damage or destruction, to reconstruct the Premises pursuant to this Lease, Tenant shall promptly, at Tenant's expense, redecorate and refixture the Premises in a manner and to at least a condition equal to that existing prior to its destruction or casualty, except that Tenant may elect not to redecorate if a fire or other casualty occurs during the last year of any term of the Lease. It is the intention of the parties that Tenant's obligation to redecorate and refixture be limited to the performance of Tenant's Work, as that term is defined in Section 3.03.

14.05 - Notwithstanding anything contained herein to the contrary:

(a) if any or all of the areas or offices comprising the Building are substantially damaged by fire or other casualty to such an extent that the Building cannot, in the reasonable judgment of Landlord, be operated as an integrated office building, or

(b) if during the last two (2) years of the term of this Lease the Premises or the Building shall be so damaged by fire or other casualty that the Landlord decides not to repair or rebuild, or

(c) if the same are damaged by a casualty which is not insurable under standard or extended coverage insurance, or if the proceeds of such insurance are not made available to Landlord, or if such proceeds are, in Landlord's judgment, insufficient to repair or rebuild, and Landlord decides in its judgment either
(i) not to repair or rebuild, or (ii) to demolish the entire Building and rebuild same, then upon the happening of any such event Landlord may cancel this Lease (whether or not the Premises are damaged) by giving written notice of such cancellation to Tenant within thirty (30) days after the happening of such damage and thereupon this Lease and the term hereof shall cease and terminate as of the date of the happening of such damage, and rent and other charges payable by Tenant shall be pro-rated to the day of such damage.

14.06 - Landlord shall use its best efforts to effect any such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy of the Premises but such efforts shall be subject to
(i) Landlord's inability to obtain materials, (ii) Acts of God, (iii) strikes, fire or weather, (iv) acts of governmental authority, or (v) any other cause beyond the control of Landlord. Notwithstanding the above, Landlord shall not be required to incur overtime or additional charges in any such repair or restoration of the premises or of the building pursuant to this Article 14.

14.07 - The provisions of this Article 14 shall be considered an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and any law of the State of New Jersey, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

14.08 - In case of any damage by fire or other casualty, Tenant shall immediately notify Landlord and Landlord shall immediately notify Tenant.

ARTICLE 15 - EMINENT DOMAIN

15.01 - In the event that the entire or substantially the entire Premises or Building should be taken for any public or quasipublic use or should be taken by right of eminent domain or any other right, or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

15.02 - In the event more than 50% of the parking spaces on the parcel are affected by said taking without being replaced or, in the event of a partial (less than substantial) taking of the Premises during the last year of the Lease term or any renewal thereof, Landlord and Tenant shall have the right to terminate this Lease. The Landlord or the Tenant may exercise the aforesaid right or rights to terminate this Lease in its entirety as aforesaid by giving written notice to the other within sixty (60) days after the date of the vesting of title in such proceeding, specifying a date not more than thirty (30) days after the giving of such notice as the date of such termination.

15.03 - In the event of any taking of the Building or the Parcel, Landlord shall be entitled to receive the entire award and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant in or to any such award or any part thereof and hereby waives all rights against Landlord and the condemning authority, except that Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made, if any, specifically for damages or condemnation of Tenant's movable trade fixtures and equipment and any other improvements made at Tenant's expense.

15.04 - In the event that this Lease is not terminated after the eminent domain, proceeding, Landlord shall promptly commence to repair or restore the Premises, including redecorating and refixturing providing Tenant pays the cost thereof, to tenantable condition and complete same with due diligence, except for delays caused by (i) Landlord's inability to obtain materials, (ii) Acts of God, (iii) strikes, fire or weather, (iv) acts of governmental authority, or (v) any other cause beyond the control of Landlord, and the Minimum and Additional Rent shall be equitably reduced from and after the date title vests in the condemnor for the balance of the Percentage shall be adjusted to reflect the balance of square feet of rentable area remaining as the Premises subsequent to said eminent domain proceeding.

ARTICLE 16 - ASSIGNMENT OR SUBLETTING

16.01 - Tenant agrees not to sell, assign, mortgage, hypothecate, pledge, or in any manner transfer this Lease or any estate or interest hereunder and not to sublet the Premises or any part or parts thereof without the previous written consent of Landlord, which consent by Landlord shall not be unreasonably withheld. If Tenant violates the provisions of this Article 16, Landlord may accept from any assignee, sublessee, licensee, concessionaire or anyone who claims a right to the interest of Tenant under this Lease or who occupies any part or the whole of the Premises the payment of Minimum Rent and Additional Rent and/or the performance of any of the other obligations of Tenant under this Lease, but acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the Provisions of this Article 16, nor a recognition by Landlord that any such assignee, sublessee, licensee, concessionaire, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be performed under this lease; provided, however, that the net amount of rent collected from any such assignee, sublessee, licensee, concessionaire, claimant or occupant shall be applied by Landlord to the rent to be paid hereunder. Any consent by landlord to any such assignment, transfer, subletting, license or concession or other matter or thing contained in this Article 16 shall not in any way be construed to relieve Tenant from obtaining the prior consent of Landlord to any other or further such assignment, transfer, subletting, license, concession, matter or thing.

16.02 - If Tenant shall desire to assign this Lease or to sublet all or a portion of the Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) in the case of a proposed subletting, a description identifying the space to be sublet (the "Sublet Space"); (iii) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Premises; and (iv) the effective date of such proposed assignment or subletting (the "Termination Date"). If the Landlord consents thereto as provided in Section 16.01, Tenant shall pay to Landlord one-half (1/2) of the amount by which the Minimum Rent under the assignment or subletting exceeds the Minimum Rent payable under this Lease after deducting all reasonable expenses incurred by Tenant in connection with such assignment or subletting.

16.03 - Notwithstanding the foregoing provisions of this Article 16, Tenant shall have the right, without Landlord's consent, to assign this Lease or to sublet all or any portion of the premises to an "Affiliate," but no such assignment or subletting shall relieve Tenant of its obligations to Landlord hereunder. The term "Affiliate" shall mean any corporation owning more than 50% of the controlling stock of which is owned by Tenant, any person, firm or corporation which owns more than 50% of the controlling stock of Tenant; or to an entity under common ownership with the Tenant so long as the mutual Parent owns at least fifty percent (50%) of each entity.

         It is understood that neither Section 16.01 or Section 16.02 shall apply to any assignment or subletting to an Affiliate, except that such Affiliate shall be deemed bound by all of the other terms and conditions of this Lease, and any Affiliate who is an assignee of this Lease shall agree with Landlord in writing to assume all of the obligations of this Lease and to attorn to Landlord. No Affiliate who is an assignee or subtenant hereunder shall thereafter be permitted to assign the Lease or further sublet the Premises or portion thereof under its control without first complying with the provisions of Sections 16.01 and 16.02.

Tenant shall notify Landlord of any assignment or subletting to an Affiliate at least thirty (30) days prior to the date of such subletting or assignment. Such notification shall be accompanied by evidence satisfactory to Landlord which demonstrates such proposed assignee's or subtenant's status as an Affiliate.

ARTICLE 17 - ENTRY BY LANDLORD

17.01 - Landlord, by its duly authorized employees and agents, may enter the Premises at reasonable hours (i) to inspect the same, (ii) to supply janitor, cleaning (after normal business hours) and any other service to be provided by Landlord under the terms of this Lease, (iii) to make repairs required of Landlord hereunder, or to Building, and (iv) to perform any work therein that may be necessary to comply with any laws, statutes, ordinances, regulations, orders and requirements of all governmental authorities having jurisdiction over the Premises, or to prevent waste or deterioration of the Premises; provided, however, that all such work shall be done as promptly as reasonably possible. Any repairs, alterations or improvements to the Premises shall be done as required. Landlord may, during the progress of any such work keep and store upon the Premises, all necessary materials, tools and equipment required for said work, but Tenant shall not be responsible therefore. Landlord shall at all times retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

ARTICLE 18 - INSPECTIONS BY PROSPECTIVE PURCHASERS AND TENANTS AND BY LENDERS

18.01 - The Landlord is hereby given the right, upon the giving of forty-eight
(48) hours prior notice to Tenant, to enter the Premises during usual business hours (i) to exhibit the same to prospective Building purchasers or prospective or current lenders at any time during the Lease term or any renewal thereof, and
(ii) to exhibit the same to prospective Tenants within six (6) months prior to the expiration of the Lease term or any renewal thereof. A representative of Landlord shall always accompany any such purchaser, Tenant or Lender on any of the aforesaid inspections. A representative of Tenant shall be present whenever any portion of the Premises other than the general business offices are entered by Landlord and/or any third parties, such as prospective Tenants, Lenders or Purchasers, for purposes set forth under this Section 18.01.

ARTICLE 19 - SURRENDER

19.01 - On the last day of the term demised, or the sooner termination thereof, Tenant shall peaceably surrender the Premises broom clean, in good order, condition and repair wear and tear excepted. On or before the last day of the term or the sooner termination thereof, Tenant shall, at its expense, remove its trade fixtures and signs from the Premises, and any property not removed shall be deemed abandoned and may be removed and disposed of by Landlord and the expense of such removal shall be paid to Landlord by Tenant without any setoff for the salvage value of goods so removed. If the Premises be not surrendered at the end of the term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding Tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises and Building bathrooms to Landlord at the place then fixed for payment of rent. Tenant's covenants hereunder shall survive the expiration or termination of this Lease.

19.02 - If the Tenant shall occupy the Premises with the consent of the Landlord after the expiration of this Lease and rent is accepted from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for a term expiring on the last day of the month next following the month in which the said Lease expired, and occupation thereafter shall operate to extend the term of this Lease for but (1) month at a time unless other terms of such extension are made in writing and signed by the parties hereto. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party at least thirty (30) days written notice to that effect. Failure on the part of the Tenant to give such notice shall obligate it to pay rent for an additional calendar month following the month in which the Tenant has vacated the Premises.

ARTICLE 20 - DEFAULT

20.01 - Tenant shall, without any previous demand therefore, pay to Landlord the Minimum Rent and Additional Rent at the times and in the manner heretofore provided.

                  In the event:

                   (a) of default in the payment of said rents or of any installment or part thereof, or in the payment of any other sum or any part thereof which may become due from Tenant to Landlord hereunder, at the time and in the manner provided therein, and if the same shall remain in default for ten (10) days after becoming due, or

                   (b)     the Premises shall be deserted or abandoned, or

                   (c) of the violation by Tenant of any of the covenants, agreements and conditions herein provided or of any of the Rules and Regulations now or hereafter reasonable established by Landlord, and the failure to cure such violation within fifteen (15) days after notice in writing of such violation by Landlord to Tenant;

then upon the happening of any such event, Landlord may, at its option, elect either to terminate this Lease or to enter the said Premises as the agent of Tenant, without being liable for any prosecution or damage therefore, and relet the Premises as the agent of Tenant, and receive the rent therefore, upon such terms as shall be satisfactory to Landlord, and all rights of Tenant to repossess the Premises under this Lease shall cease and end upon such termination or entry. Such entry for reletting by Landlord shall not operate to release Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this Lease. For the purpose of reletting, Landlord shall be authorized to make such repairs or alterations in or to the Premises as may be necessary to place the same in good order and condition. Tenant shall be liable for and hereby agrees to pay to Landlord the cost of such repairs or alterations and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the rent provided in this Lease, Landlord, at its option, may require Tenant to pay such deficiency month by month (or at any greater intervals), or may hold Tenant in advance for the entire deficiency resulting from such reletting. Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of Tenant in or upon the Premises, including, without limitation, furniture, fixtures (including trade fixtures) and merchandise of Tenant, to assure payment of the rent and performance of the covenants and conditions of this Lease. Landlord shall have the right, as agent of Tenant, to take possession of all personal property of Tenant found in or about the Premises, including, without limitation, furniture and fixtures of Tenant, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this Lease, or remove all such effects and store the same in a pblic warehouse or elsewhere at the cost of and for the account of Tenant, or any other occupant, Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment.

20.02 - In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though reentry, summary proceedings, and other remedies were not provided for in this Lease.

20.03 - Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

20.04 - If the term of this Lease shall be terminated due to default by the Tenant of any of the terms or covenants herein contained, this Lease and the term and estate hereby granted, whether or not the term shall heretofore have commence, shall terminate with the same effect as if that day were the expiration date of the term of this Lease, but Tenant shall remain liable for all damages as are provided for herein.

ARTICLE 21 - BANKRUPTCY

21.01 - At any time prior to or during the term of this Lease, if Tenant shall make an assignment for the benefit of its creditors; or if Tenant shall file a voluntary petition in bankruptcy; or if Tenant shall be adjudicated a bankrupt or insolvent; or if the affairs of Tenant shall be taken over by or pursuant to an order of any court or of any other officer or governmental authority pursuant to any federal, state or other statute or law; or if Tenant shall admit in writing its inability to pay debts generally as they become due; or if Tenant shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law; or if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its property; or, if, within (60) days after the commencement of any proceedings against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceedings shall have not been dismissed; or, if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its property, such appointment shall not have been vacated or stayed or dismissed; or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated; or in the event action shall be taken by Tenant in furtherance of any of the aforesaid purposes, then and in any such event, Landlord may at its option terminate this Lease and all rights of Tenant herein, by giving to Tenant notice in writing of the election of

Landlord so to terminate, and in such event neither Tenant nor any person claiming by, through or under Tenant by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises. Such causes for the termination of this Lease as set forth in this Article 21 shall constitute a default by Tenant and all rights and remedies stated or otherwise reserved under
Article 20 hereof shall be available to Landlord. The word "Tenant" in this
Article 21 shall be construed to include any Surety or Guarantor of this Lease.

21.02 - It is stipulated and agreed that in the event of the termination of this Lease pursuant to this Article 21, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Premises for the same period. In the computation of such damages, the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four (4%) percent per annum. If such Premises, or any part thereof, be relet by the Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be prima facia evidence as to the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amount of the difference referred to above.

ARTICLE 22 - QUIET ENJOYMENT

22.01 - Tenant, subject to the terms and provisions of this Lease and to all mortgages and underlying Leases of record to which this Lease may be or may become subordinate, on payment of all Minimum Rent and Additional Rent and observing, keeping and performing all of the terms and provisions of this Lease, shall lawfully, peaceable and quietly have, hold, occupy and enjoy the Premises during the term hereof. This covenant shall be binding on Landlord only during its ownership of the Premises. In the event Landlord shall sell or otherwise dispose of its interest in the Premises during the term of this Lease, such sale or other disposition shall operate to release and relieve Landlord from any further liability or obligation to Tenant hereunder.

ARTICLE 23 - CONSENT BY LANDLORD

23.01 - Whenever, under this Lease, provision is made for Tenant securing the written consent or approval by Landlord, such consent or approval shall be in writing and may be withheld by Landlord in its sole discretion, unless it is otherwise herein specifically provided that such consent shall not unreasonable be withheld.

ARTICLE 21 - SUBORDINATION

24.01 - This Lease, and all rights of Tenant hereunder, are and shall be subject to subordination in all respects to all future ground Leases, overriding Leases and underlying Leases of the Premises, Building or the Parcel and to all mortgages and building loan agreements, including leasehold mortgages and building loan mortgages, which may now or hereafter affect the same, to each and every advance made or to be made under such mortgages, and to all renewals, modifications, replacements and consolidations of such mortgages. This Section
24.01 shall be self operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of any such lease or the holder of any mortgage or any of their respective successors in interest may require to evidence such subordination, and Tenant hereby irrevocably constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.

24.02 - If for any reason the leasehold estate of Landlord as Tenant under any underlying Lease is terminated by summary proceedings or otherwise, Tenant will attorn to the Landlord under such underlying Lease and will recognize such Landlord as Tenant's Landlord under this sublease. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the Landlord under any such underlying Lease, any instruments which may be necessary or appropriate to evidence such attornment and Tenant to execute and deliver any such instrument for and on behalf of Tenant. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right or election to terminate this sublease or to surrender possession of the leased premises in the event such underlying Lease terminates or any such proceeding is brought by the Landlord under such underlying Lease, and agrees that, at the election of Landlord under such underlying lease, this sublease shall not be affected in any way whatsoever by any such proceeding or termination.

24.03 - Any mortgagee, including leasehold mortgages and building loan mortgages, which may now or hereafter affect the Premises, may require that this Lease be superior and have priority as to the mortgage, in which event Tenant agrees to execute any instrument that the holder of the mortgage may require to evidence same.

ARTICLE 25 - MECHANICS' LIENS

25.01 - Tenant shall not suffer any mechanic's lien to be filed against the Premises by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant. If any such mechanic's lien shall at any time be filed against the Premises, Tenant shall forthwith cause the same to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise, but Tenant shall have the right to contest any and all such liens. If Tenant shall fail to cause such lien to be discharged within thirty (30) days after being notified of the filing thereof and before judgment or sale thereunder, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and/or all costs and expenses, including reasonable attorney's fees, incurred by Landlord in procuring the discharge of such lien, shall be deemed to be Additional Rent.

ARTICLE 26 - NOTICES

26.01 - Any notice required or permitted under this Lease shall, unless otherwise specifically provided herein, be deemed sufficiently given or served if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant at 103 Carnegie Center, Princeton, New Jersey 08540 and to Landlord at the address then fixed for the payment of rent. Any such notice shall be deemed given as of the date of mailing. Either party may by fifteen (15) days notice at any time designate a different address to which notices shall subsequently be mailed.

ARTICLE 27 - WAIVER OF TRIAL BY JURY

27.01 - To the extent permitted by law, Landlord and Tenant hereby waive Trial By Jury in an action brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises including any claim or injury or damage.

ARTICLE 28 - NO OTHER WAIVER OR MODIFICATIONS

28.01 - The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

ARTICLE 29 - CURING TENANT'S DEFAULTS

29.01 - If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord without thereby waiving such default, may (but shall not be obligated to) perform the same for the account of and at the expense of Tenant, without notice in a case of emergency, and in any other case if such default continues after fifteen (15) days from the date of the giving by Landlord to Tenant of written notice of such default. Bills for any reasonable and necessary expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and reasonable and necessary bills for all costs, expenses and disbursements, including (without being limited to) reasonable counsel fee, incurred in collecting or endeavoring to collect the Minimum Rent or Additional Rent or other charge or any part thereof, or enforcing or endeavoring to enforce, any rights against Tenant under or in connection with this Lease, or pursuant to law, including (without being limited to any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant and any charges for other services incurred by Tenant under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable by Tenant in accordance with the terms of said bills and if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent under this Lease, together with interest thereon at a per annum rate equal to the sum of the prime rate of Bankers Trust Company, plus two (2) percentage points from the date the said bills should have been paid in accordance with their terms.

ARTICLE 30 - ESTOPPEL CERTIFICATE

30.01 - Tenant agrees, at any time, and from time to time, as requested by Landlord, upon not less than ten (10) days prior notice, to execute and deliver without cost or expense to the Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Minimum Rent and Additional Rent have been paid, and stating whether or not, to the best knowledge of the Tenant, the Landlord is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which the Tenant may have knowledge.

30.02 - It is intended that any such statement delivered to the Landlord pursuant to this Article 30 may be relied upon by any prospective purchaser of the fee or any mortgagee thereof or any assignee of any mortgage upon the Leasehold or fee of the Premises or any proposed lessee of all or part of the Parcel.

ARTICLE 31 - PARTIES BOUND

31.01 - The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 16 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 31 shall not be construed as modifying the conditions of limitation contained in Article 20. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Parcel as owner or lessee thereof and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Parcel, but only with respect to the period ending with a subsequent transfer within the meaning of this Article 31 and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided in this Lease. A Lease of Landlord's entire interest in the Parcel as owner or lessee thereof shall be deemed a transfer within the meaning of this Article 31.

31.02 - Tenant shall look solely to Landlord's estate and property in the Premises (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord, or Landlord's partners or members, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises.

ARTICLE 32 - FORCE MAJEUR

32.01 - Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no ways be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or is unable to supply or is delayed in supplying, any service, express or implied, to be supplied or unable to supply, or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any cause beyond Landlord's reasonable control, including, but not limited to Acts of God, strikes, labor troubles, shortage of materials, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or similar emergency, provided that Landlord shall in each instance exercise reasonable diligence to affect performance as soon as possible. It is agreed that the Landlord shall not be required to incur any overtime or additional expenses in Landlord's reasonable diligence to effect the performance of any of Landlord's obligations in this lease contained.

ARTICLE 33 - PARKING

33.01 - Tenant shall have the right to the non-exclusive use of a total of fifteen (15) parking spaces on the Parcel for all employees and visitors, which spaces Landlord will have the right to appropriately so designate. Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may hereafter from time to time or at any time make to assure exclusive use of designated parking spaces on the Parcel by permitted users. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner's expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the noncompliance or breach by any other Tenant of said rules and regulations, provided, however, Landlord agrees to use its best efforts to enforce such rules and regulations uniformly.

ARTICLE 34 - DEFINITION OF LANDLORD

34.01 - The term "Landlord" as used in this Lease shall mean, at any given time or from time to time as described in Section 32.01, the owner, or owners, collectively or individually, for the time being of the fee or leasehold of all or any portions of the Building. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporation, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

ARTICLE 35 - TAXES ON TENANT'S PROPERTY

35.01 - Tenant shall be liable for all taxes levied or assessed against any personalty, fixtures and equipment installed by Tenant in the Premises. If any such taxes are levied or assessed against Landlord, Tenant shall pay Landlord, upon demand, taxes for which Tenant is liable as aforesaid.

ARTICLE 36 - GENERAL PROVISIONS

36.01 - Tenant represents and agrees that it has not directly or indirectly dealt with any real estate brokers other than Keller, Dodds & Woodworth, Inc. in connection with this transaction. Tenant agrees to hold Landlord harmless from and against any claims for brokerage commission or finder's fee arising out of, or based on, any actions of Tenant with any other broker or brokers.

36.02 - The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease.

36.03 - The invalidity of one or more phrases, articles, sections, sentences, clauses or paragraphs contained in this Lease shall not affect the remaining portions of this Lease or any part thereof, and in the event that any one or more of the phrases, articles, sections, sentences, clauses or paragraphs contained in this Lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid phrases, articles, sections, sentences, clauses or paragraphs had not been inserted herein.

36.04 - Tenant shall not record this Lease, but if either party should desire to record a short form Memorandum of Lease setting forth only the parties, the Premises and the term, such Memorandum of Lease shall be executed, acknowledged and delivered by both parties upon notice from either party.

36.05 - Tenant agrees to give any Mortgagee and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or other) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

36.06 - It is understood and agreed that Landlord shall have the right, at its sole cost and expense (including reprinting stationery, relocation of phones, etc.), to relocate Tenant to other premises within the Building of equal or greater kind and quality. In no event shall any relocation accomplished pursuant to this section result in an increase in the rent payable under this lease.

36.07 - Tenant further agrees not to look to the Mutual Benefit Life Insurance Company ("Mutual"), whether as mortgagee, mortgagee in possession or successor in title to the property, for accountability for any security deposit required by the Landlord under said Lease or interest thereon if Tenant is entitled to same under the Lease or at law, unless such sums have actually been received by Mutual as cash security for Tenant's performance of this Lease.

36.08 - Upon commencement of this agreement, the Lease will supersede any prior Lease or Amendment of Lease as referenced below.

   Lease dated 1/24/89 between Landlord and Rohla Communications International
    ---------------------------------------------------------------------------

   First Amendment of Lease dated 10/10/90 between Landlord and Rohla
    ----------------------------------------------------------------------
 Communications International
 ----------------------------

   Lease dated 10/10/90 between Landlord and Rohla Communication International
    ---------------------------------------------------------------------------

         IN WITNESS WHEREOF, Landlord and Tenant have signed their names and affixed their seals the day and year first above written.

                                             (LANDLORD)
                                             Keller Carnegie Associates, Inc.
                                             A New Jersey Limited Partnership

ATTEST:

 /s/ Signature Illegible                     By: /s/ Signature Illegible

                                             (TENANT)
                                             NCI PUBLIC RELATIONS, INC.

ATTEST:

 /s/ Signature Illegible                      /s/ Thomas C. Mackay

STATE OF NEW JERSEY       )
                          )ss:
COUNTY OF MERCER          )

                  BE IT REMEMBERED, that on this 17th day of November, 1993, before me, the subscriber, a Notary Public of the State of New York, personally appeared Thomas C. Mackay, the Executive VP, CFO of NCI, Public Relations, Inc., who, I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he thereupon acknowledged that he signed, sealed with the corporate seal and delivered the said instrument as such officer aforesaid; that the within instrument is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors.

                                                         /s/ Donna M. Koehl

                                                     A NOTARY PUBLIC OF NEW YORK

                                 [STAMP OMITTED]

                                  EXHIBIT "A-2"
                                  -------------

DESCRIPTION OF PROPERTY                                        Lot 69, Section 9
WEST WINDSOR TOWNSHIP
MERCER COUNTY, NEW JERSEY

All that certain lot, tract or parcel of land situate, lying and being in the Township of West Windsor, County of Mercer, and State of New Jersey, and being more particularly bounded and described as follows:

BEGINNING at a point in the southwesterly line of Alexander Road (now or about to become 40" half right-of-way), said point being distant 444.37 feet measured on a bearing South 44 degrees 40' 00" East from a monument set at the intersection of said southwesterly line of Alexander Road with the southerly line of the jughandle connecting said line of Alexander Road with the southeasterly line of Brunswick Pike (U.S. Route 1) (100' right-of-way), said point of beginning being the most easterly corner of Lot 68, Section 9 (all lot identification as per West Windsor Township Tax Atlas Data), lands now or formerly of Carnegie Center Associates, and from said point of beginning running, thence -

1) South 44 degrees 40' 00" East, 447.90 feet along the aforementioned southwesterly line of Alexander Road to a monument now or about to be set at the most northerly corner of Lot 21, Section 9, lands now or formerly of Walter R. Higgins, thence -

2) South 42 degrees 59' 55" West, 957.43 feet along the northwesterly line of Lot 21 and beyond, along the northwesterly line of Lot 64, Section 9, lands now or formerly of Princeton Applied Research Corporation, to a point, said point being the northeasterly corner of Lot 70, Section 9, other lands now or formerly of Carnegie Center Associates, thence -

3) North 47 degrees 15' 05" West, 443.27 feet along the northeasterly line of said Lot 70 to a point, said point being the most southerly corner of the aforementioned Lot 68, thence -

4) North 42 degrees 44' 55" East, 977.62 feet along the southeasterly line of said Lot 68 to a point and place of Beginning.

Containing 430,916 square feet or 9.892 acres of land more or less.

                                   EXHIBIT "B"
                                   -----------

                           COMMENCEMENT DATE AGREEMENT
                           ---------------------------

                  THIS AGREEMENT made the 30th day of December, 1993, by and between Keller Carnegie Associates (Landlord) and NCI Public Relations, Inc. (Tenant).

                                   WITNESSETH:
                                   -----------

                  WHEREAS, Landlord and Tenant entered into a Lease dated November 9, 1993 setting forth the terms of occupancy by Tenant a portion of a building located at 103 Carnegie Center, Princeton, New Jersey 08540; and

                  WHEREAS, the Lease is for a term of five (5) years with the "Commencement Date" of the term being defined in Section 2.01 of the Lease; and

                  WHEREAS, it has been determined in accordance with the provisions of Section 2.01 that January 1, 1994 is the Commencement Date of the initial term of the Lease.

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter set forth, it is agreed:

                  1. The Commencement Date of the term of the Lease is January 1, 1994 and the termination date thereof is December 31, 1998.

                  2. This agreement is executed by the parties for the purpose of providing a record of the commencement and termination dates of the term of the Lease.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.

ATTEST:
                                                      NCI PUBLIC RELATIONS, INC.

 /s/ Signature Illegible                               /s/ Thomas C. Mackay

                                   EXHIBIT "C"
                                   -----------

                              WORKLETTER AGREEMENT
                              --------------------

                                 ON PREMISES AT

                               103 CARNEGIE CENTER

                                   Gentlemen:

You (hereinafter called "Tenant") and we (hereinafter called "Landlord") are executing simultaneously with this Workletter Agreement a written Lease covering the space shown on the attached plan as more particularly described in said Lease (and hereinafter called "the demised premises"), in 103 CARNEGIE CENTER, PRINCETON, NEW JERSEY 08540.

"Demised Premises", for purposes of this Workletter, shall mean net usable square feet occupied by Tenant. "Building Standard" shall mean the type and grade of material, equipment and/or device designated by the Landlord as standard for the building.

To induce Tenant to enter into said Lease (which is hereby incorporated by reference to the extent that the provisions of this agreement may apply thereto), and in consideration of the covenants hereinafter contained, Landlord and Tenant mutually agree that except where noted, the Landlord shall provide the following without charge to the Tenant:

         1. Building Structure: A three-story office building containing 95,155 rentable square feet. Construction is Type 2C, with steel frame, metal deck and concrete floor system, brick exterior facade with dark bronze tinted, insulated glass. Floor shall sustain a live load of sixty (60) lbs. per square foot, plus an allowance of twenty (20) lbs. per square foot for partitions, and have a typical bay size of 20 x 40 feet. Parking site shall be provided to accommodate three hundred fifty (350) cars.

         2. Partitions: Metal studs between Tenants on multiple tenancy floors, or between Tenant and public areas, will run to underside of metal deck and the gypsum board will terminate at ten (10) feet above floor. Partitions within Tenant areas will extend to ceiling height. All Tenant partitions will consist of one-half (1/2") thick gypsum board on two and one-half (2 1/2") metal studs.

9. Electrical Outlets: Landlord shall install one (1) Building Standard wall mounted duplex electric outlet (120 volt x 15 amp.) per one hundred twenty-five
(125) square feet of demised premise. Special outlets for computers, teletypes, etc., will be billed as an extra charge.

10. Wall Switches: Landlord shall install one (1) wall mounted single pole switch for lighting control per two hundred fifty (250) square feet of demised premise.

11. Sprinklers: Landlord shall provide a fully sprinklered building in Tenant and public areas. Sprinkler heads will not be centered on ceiling tiles. Sprinkler heads shall be chrome pendant head type, NFPA Code, light hazard, one
(1) sprinkler head per two hundred twenty-five (225) sq. feet of floor area. Cost for changes in location and the number of sprinkler heads required as result of Tenant exceeding the above described building standard will be at an extra cost to Tenant.

12. Elevators: Landlord shall install two (2) 5' x 7',2,500 pound hydraulic elevators.

13. Lavatory Facilities: Each floor shall have a men's and women's lavatory furnished with fixtures in accordance with standards set up by the New Jersey Uniform Building Code and Municipal Ordinances. Adequate mirrors, supplies and accessories shall be provided. There are two (2) wet columns provided on each floor which Tenant, at its own expense, may tap into for private facilities.

14. Drinking Fountains: Landlord shall provide a drinking fountain on each floor.

15. Window Treatment: Landlord shall provide horizontal venetian blinds for horizontal strip windows.

16. Landscaping: Owner shall provide landscaping for the building in an attractive fashion, all in accordance with approved site plans by the municipality.

Tenant agrees that it will furnish to Landlord, for its approval, and to Landlord's general contractor, the following description of information and drawings on or before

         a. The location and extent of floor loading in excess of building standard.

         b. The special air-conditioning needs by location, and general description of need.

         c. Location and description of special plumbing requirements.

         d. Estimated total electrical load, including lighting, for entire space in excess of building standard, showing amount, location and type.

If Landlord further agrees to perform, at Tenant's request, and upon submission by Tenant of necessary plans and specifications, any additional or non-standard work over and above that specified herein, such work shall be performed by Landlord at Tenant's sole expense, as a Tenant's extra prior to commencing any such work requested by Tenant. Landlord will submit to Tenant written estimates of the cost of any such work. If Tenant shall fail to approve any such estimate within one (1) week, the same shall be deemed disapproved in all respects by Tenant, and Landlord shall not be authorized to proceed thereon.

Landlord will permit Tenant and its agents to enter the demised premises prior to the date specified in the Lease for the commencement of payment of rent, in order that Tenant may perform through its own union contractors such other work and decorations as Tenant may desire at the same time the Landlord's contractors are working in the space. The foregoing license to enter prior to the commencement of the term, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors, or by any other Tenant or their contractors. If, at any time, such entry shall cause disharmony or interfere therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the said Lease, except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the commencement of the terms of the Lease, the same being solely at Tenant's risk.

If the foregoing correctly sets forth our understanding, kindly sign two (2) copies of this Letter Agreement where indicated.

Very truly yours,

------------------------

Accepted:

 /s/ Thomas C. Mackay

                                  Exhibit "C-1"

                        GEORGE GEIGER & ASSOCIATES, INC.
                               103 CARNEGIE CENTER
                           PRINCETON, NEW JERSEY 08540
                              PHONE (609) 452-1422
                               FAX (609) 520-1730

August 23, 1993

Mr. Peter M. Dodds
Agent for
Keller Carnegie Associates
103 Carnegie Center
Princeton, N.J. 08540

RE: NCI Advertising
         1st Floor, 'A' Wing
         103 Carnegie Center
         West Windsor Township, N.J.

Dear Peter:

As requested, the following budget is submitted for the renovation of the subject project. Please review the qualifications at the end of the budget, as they affect the entire project.

General Construction
--------------------

Remove electric power wiring in partition to be demolished                 $      300.00
Demolish existing full height partition                                           636.00
Demolish existing ceiling height partition                                      1,690.00
Patch remaining wallboard where demo occurs                                       300.00
New tenant partition                                                           11,118.00
Five quarter oak cap on low partition                                             760.00
Close up door opening                                                             100.00
Curtain wall over reception area                                                  240.00
1' x 7' solid core coat closet door, frame, hardware                              450.00
"Install only" (6) tenant doors                                                   600.00
Ceiling work:
       - rework ceiling grid where demolition of full ht. partition occurred )
       - remove existing tegular tiles where demo occurs)
       - install new Armstrong Bold Look II tiles at same location)
       - "cut in" tegular detail at new ceiling ht. tenant partition            1,500.00
         locations )
(3) Schlage lever passage latches to match                                        120.00
Remove vinyl wallcovering and chair rail in consulting file room                  400.00
 and patch
Paint all wallboard                                                             2,500.00
Paint all door frames, new sidelite, new closet door system                       255.00
Scuff down/reseal all existing doors                                              130.00
Polished granite reception surface with return, oak veneer surfaces,            2,801.00
 plastic laminate receptionist work surface with return

                                  EXHIBIT "C-1"

                                                                       PG.1 OF 3

  Plastic laminate desk surface in offices 11, 12, 13, 14, 17, & 18 ) Plastic laminate desk surface with return in offices 9, 10, 15, & 16)
  Plastic laminate work surface in offices 11, 12, 13 & 14 )                                               6,232.00

NOTE: Front of desk in offices 9, 11, 12, 13, 14, 17, & 18 will include a modesty valance panel (although not specified)

  4' x 7' glass vision panel adjacent to tenant entrance in hollow                                           772.00
   metal frame

Flooring
--------

  Rip up glued-direct carpet                                                                                 856.00
  Install building standard 30 oz. cut pile carpet and V.R.T. per plan                                     7,125.00
  Install vinyl cove base                                                                                  1,144.00

Sprinkler
---------

  Relocate (7) existing sprinkler heads                                                                      980.00
  Add (8) new sprinkler heads                                                                              1,120.00

HVAC
----

  Modify existing system as dictated by new tenant layout                                                  1,020.00

Electric
--------

  Relocate fire alarm system devices as required                                                              85.00
  (45) duplex receptacles                                                                                  1,890.00
  (9) light switches, (4) 3-way light switches                                                               660.00
  (21) new parabolic light fixtures                                                                        3,024.00
  (23) existing parabolic light fixtures relocated/rewired                                                 1,380.00
  (3) downlites "wired only"                                                                                 150.00
  (12) wall wash downlites "wired only"                                                                      600.00
  (12) wall wash trim kits for existing housings                                                             420.00
  (5) exit fixtures "wired only"                                                                             250.00

General Conditions
------------------

  Demolition/debris containers for project                                                                 1,000.00
  Job supervisor, project insurance, project management, general                                           4,200.00
   overhead                                                                                                --------

         TOTAL HARD COSTS:                                                                               $56,808.00
         5% BUILDER'S FEE:                                                                                 2,840.00
                                                                                                           --------
         TOTAL PROJECT COST:                                                                             $59,648.00
                                                                                                         ----------

                                                                          2 OF 3

Budget Qualifications
---------------------

Building standard tenant doors/frames and downlight fixtures to be reused will be supplied by the landlord and are not included in this budget.

We can not be responsible for a color difference between new and existing ceiling tiles due to aging.

Granite for reception area is median priced. Credit/extra depends on color/grade of granite selected.

No privacy locksets are allowed for in budget.

We understand that the project must be performed in phases due to the space being occupied during the course of the job. Phasing must be reviewed prior to commencement of project.

All work to be performed during normal working hours (7 a.m. to 5 p.m., M - F) unless otherwise specified.

Thank you for the opportunity to prepare this estimate.

Sincerely,

GEORGE GEIGER & ASSOCIATES, INC.

/s/ George C. Geiger

GEORGE C. GEIGER

GCG/bwr

cc: R. Cerutti

                                                                          3 OF 3

                                   EXHIBIT "D"
                                   -----------

                               RULES & REGULATIONS
                               -------------------

1. The sidewalks, lobbies, halls, passages, elevators and stairways shall not be obstructed by any of the tenants, nor used by them for any other purpose than for ingress and egress to and from their respective offices, nor shall they be used as a waiting or lounging place for tenants' employees, or those having business with tenants. The halls, passages, elevators and stairways are not for the use of the general public, and Landlord retains in all cases the right to control and prevent access to any part of said building of all persons whose presence, in the judgment of Landlord of Landlord's employees, may be prejudicial to the safety, character, reputation or interests of the building and its tenants. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the building during the continuance of same by closing the doors or otherwise, for the safety of tenants and the protection of property in said building. During other than business hours, access to the Building may also be refused, unless the person seeking admission is identified and the production of a key to such premises may in addition be required. Landlord shall in no case be liable in damages for the admission or exclusion of any person from said building. No tenant and no employees or invitees of tenant shall go upon the roof of building.

2. The floors, walls, partitions, skylights, windows, doors and transoms that reflect or admit light into passageways or into any place in said Building shall not be covered or obstructed by any of the tenants; provided, however, that tenants may install curtains or draperies on the windows. The toilet-rooms, sinks and other water apparatus shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, ashes, chemicals or refuse shall be thrown or placed therein. The cost of any damage resulting from such misuses or abuse shall be borne and immediately paid by tenant by whom, or by whose employees, it shall have been caused.

3. Nothing shall be placed by tenants or their employees on the outside of the building.

4. No sign, placard, picture, advertisement, notice or name, temporary or permanent, shall be inscribed, displayed, printed, painted or affixed on or to any part of the outside or inside of said building without written consent of Landlord and in such character, color, size and material and place as designated by Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice with notice to and at the expense of tenant. All approved signs or letters on doors shall be printed, painted, affixed or inscribed at the expense of tenant by a person approved by the Landlord.

[text missing in original] name of the building in connection with, or in promoting or advertising the business of tenant, except as tenant's address.

16. The word "building" as used herein means the building of which the premises are a part.

17. Tenant shall not install coathooks or other similar devices on the doors of his premises.

18. Tenant shall provide chair pads for all desk chairs of the swivel-base type that are used on carpeted areas.

19. The use of rooms as sleeping apartments is prohibited.

20. All entrance doors leading from the hallways are to be kept closed at all times.

21. For the protection of tenants, the Landlord reserves the right to refuse admittance to the building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and from 1:00 p.m. Saturday to 8:00 a.m. Monday to any person not producing both a key to such tenant's office or suite and proper identification.

22. The following keys will be provided:

         a. One building entrance key for each 1,500 sq. ft. of rentable space in the Premises.

         b. One entrance key to the tenant space for each 1,500 sq. ft. of rentable space in the Premises.

         c. Two keys for each passage lock within the Premises.

         d. One master key for the Premises.

         Additional keys may be purchased at cost. No locks are to be changed, added or re-keyed except by Landlord. All keys must be signed for and returned when the Premises are vacated. Should a key be lost or stolen, tenant will pay for re-keying locks and reissuing keys.

23. The above rules and regulations, or any further rules and regulations, are for the exclusive benefit of and enforceable only by Landlord herein, and they shall not inure to the benefit of tenant herein as against other tenants, or in favor of other tenants as against tenant herein; nor does Landlord warrant to enforce them against other tenants; provided, however, that Landlord, in any enforcement of said rules and regulations, shall enforce them uniformly as to all tenants in the building.

                                   EXHIBIT "E"
                                   -----------

                                CLEANING SERVICES
                                -----------------

CLEANING
--------

Cleaning Services provided five (5) days per week unless otherwise specified.

Cleaning hours Monday through Friday, between 6:00 p.m. and before 8:00 a.m. of the following day.

On the last day of the week, the work will be done after 6:00 p.m. Friday, but before 8:00 a.m. Monday.

No cleaning on holidays.

OFFICE AREA
-----------

Furniture and fixtures within reach will be dusted and desk tops will be wiped clean.

Ash trays to be emptied and cleaned.

Window sills and baseboards to be dusted an washed when necessary.

Office wastepaper baskets will be emptied nightly.

Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to place such unusual refuse in trash cans.

Cleaner will not remove or clean tea or coffee cups or similar containers: also, if such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned.

Hard floors will be swept daily and washed and waxed monthly.

Carpets will be vacuumed nightly.

Wipe clean all glass, brass and other bright work weekly.

Dust all pictures, charts, wall hangings monthly that are not reached in nightly cleaning.

Dust all vertical surfaces to include doors, bucks and partitions monthly,

Dust all ventilating louvers and other such installations monthly.

Lavatories
----------

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly.

Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles will be emptied and cleaned and wash dispensaries to be filled with appropriate tissues, towels, soap nightly.

Main Lobby Elevators, Building Exterior and Corridors
-----------------------------------------------------

Wipe and wash all floors in Main Lobby nightly.

Wipe and/or vacuum elevator floors nightly.

Polish floors weekly in elevator.

                                   EXHIBIT "F"


                             LEGAL HOLIDAY SCHEDULE


                                 NEW YEAR'S DAY


                                  MEMORIAL DAY


                                INDEPENDENCE DAY


                                    LABOR DAY


                                THANKSGIVING DAY


                                  CHRISTMAS DAY

                            FIRST AMENDMENT TO LEASE

1.       PARTIES

         1.1 THIS AGREEMENT made the 22nd day of January, 1999 is between CENTURY PLAZA ASSOCIATES L.L.C. ("Landlord") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and NCI PUBLIC RELATIONS, INC., a New York corporation ("Tenant"), whose address is 41 Madison Avenue, New York, NY 100I0.

2.       STATEMENT OF FACTS

         2.1 Keller Carnegie Associates and Tenant have previously entered into a lease dated November 9, 1993 ("Lease") covering approximately 4,378 gross rentable square feet on the first
                  (1st) floor ("Premises") in the building located at 103 Carnegie Center Princeton, New Jersey ("Building"); and

         2.2 Century Plaza Associates L.L.C. succeeded to the interest of Keller Carnegie Associates on or about March 20, 1996; and

         2.3 Tenant did not exercise its renewal option in accordance with the Lease, however, the Tenant desires to extend the term of the Lease for a period of eight (8) years and three (3) months under the terms and conditions set forth herein; and

         2.4 The parties desire to amend certain terms of the Lease as set forth below.

3.       AGREEMENT

                  NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

         3.1      The above recitals are incorporated herein by reference.

         3.2 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

         3.3 The Term shall be extended for a period of eight (8) years and three (3) months commencing on January 1, 1999 and expiring at midnight on March 31, 2007 ("Extension Term"), and Article 2 of the Lease shall be deemed amended accordingly.

         3.4 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises in its "AS-IS" condition for the Extension Term, except that Landlord, at its sole cost and expense, shall perform the improvement work to the Premises based upon the plans to be submitted by Tenant, subject to the provisions of Exhibit B-Notes attached hereto and made part hereof.

         3.5 Tenant shall pay Landlord during the Extension Term, Minimum Rent applicable to the Premises in the amount of NINE HUNDRED THIRTY-TWO THOUSAND FIVE HUNDRED FOURTEEN AND 03/1 00 DOLLARS ($932,51'4.03) which shall be payable as follows and Section
                  4.02 of the Lease shall be deemed amended accordingly:

                                   Annual                             Monthly
Period                             Fixed Rate                         Fixed Rate
------                             ----------                         ----------
01/01/99 - 12/31/99                $105,072.00                        $ 8,756.00 each month
01/01/00 - 12/31/00                $107,261.04                        $ 8,938.42 each month
01/01/01 - 12/31/01                $109,449.96                        $ 9,120.83 each month
01/01/02 - 12/31/02                $111,639.00                        $ 9,303.25 each month
01/01/03 - 12/31/03                $113,828.04                        $ 9,485.67 each month

01/01/04 - 12/31/04                $116,016.96                        $ 9,668.08 each month
01/01/05 - 12/31/05                $118,206.00                        $ 9,850.50 each month
01/01/06 - 12/31/06                $120,395.04                        $10,032.92 each month
01/01/07 - 03/31/07                $122,583.96                        $10,215.33 each month

         3.6 During the Extension Term, Tenant shall pay Landlord, Additional Rent to cover Tenant's Percentage applicable to the Premises of the increased cost to Landlord for each of the categories set forth in Article 6 of the Lease, over the costs incurred during the Base Year.

         3.7 The second and third sentences of Article 6.01 of the Lease shall be deleted in its entirety and replaced with the following:

                  "The Base Operating Costs shall be defined as those Operating and Maintenance Costs of the Parcel incurred during the calendar year 1999. Tenant shall pay in addition to the Minimum Rent stipulated herein, an Additional Rent, to cover Tenant's Percentage of the increased cost to Landlord over the Base Operating Costs."

         3.8 The second and third sentences of Article 6.02 of the lease shall be deleted in its entirety and replaced with the following:

                  "The Base Utility Costs shall be defined as those Utility Costs and Expenses for the Parcel incurred during the calendar year 1999. Tenant shall pay in addition to the Minimum Rent stipulated herein, an Additional Rent, to cover Tenant's Percentage of the increased cost to Landlord over the Base Utility Costs."

         3.9 The second and third sentences of Article 6.03 of the lease shall be deleted in its entirety and replaced with the following:

                  "The Base Real Estate Taxes shall be defined as those Real Estate Taxes for the Parcel incurred during the calendar year 1999. Tenant shall pay in addition to The Minimum Rent stipulated herein, an Additional Rent, to cover Tenant's Percentage of the increased cost to Landlord over the Base Real Estate Taxes."

         3.10 The second sentence of Article 6.05 of the Lease beginning with the word "Commencing" and ending with the word "of." shall be deleted in its entirety and replaced with the following:

                  "At any time, and from time to time, Landlord shall provide Tenant with written notice of:

         3.11 Tenant represents and warrants to Landlord that Keller, Dodds & Woodworth is the sole broker with whom Landlord has negotiated in bringing about this Agreement and Tenant agrees to indemnify and hold Landlord and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Agreement by Landlord and Tenant. In no event shall Landlord's mortgagee(s) have any obligation to any broker involved in this transaction.

         3.12 Article 3, 4.06, the portion of Article 9.01 starting with the words "then Tenant" and ending with the word "Percentage" and Exhibit C of the Lease shall be deleted in their entirety.

         3.13 Should the Thomas Group, Inc. not exercise their option to renew their lease applicable to approximately 4,514 rentable square feet of space on the second (2nd) floor of the Building ("Thomas Group Space") and Tenant notifies Landlord in writing of Tenant's interest in leasing the Thomas Group Space, Landlord shall provide Tenant with the terms and conditions which Landlord will be willing to accept with respect to the Thomas Group Space. Tenant shall have seven (7) business days to respond to such offer. Landlord shall have no obligation to notify Tenant whether or not the Thomas Group, Inc. has exercised its renewal option and shall not be considered to be in default of the Lease should Landlord fail to notify Tenant of the non-renewal of the lease applicable to the Thomas Group Space.

         3.14 Tenant hereby represents to Landlord that (i) there exists no default under the Lease by Tenant; (ii) Tenant is entitled to no credit , free rent or other offset or abatement of the rents due under the Lease; and (iii) there exists no offset, defense or counterclaim to Tenant's obligation under the Lease

         3.15 Except as expressly amended herein, the Lease dated November 9, 1993, shall remain in full force and effect as if the same had been set forth in full herein, and Landlord and Tenant hereby ratify and confirm all of the terms and conditions thereof.

         3.16 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns,

         3.17 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

CENTURY PLAZA ASSOCIATES L.L.C.,               NCI PUBLIC RELATIONS
LANDLORD                                       a New York corporation, TENANT

By:      Mack Cali Realty, L.P., member

By:      Mack-Cali Realty Corporation,
         its general partner



By:        /s/ James G. Nugent                 By:        /s/ Blanca Stephens
         James G. Nugent                                Name: Blanca Stephens
         Sr. Vice President - Leasing                   Title: EVP HR/Operations

                                    EXHIBIT A

                                  [FLOOR PLAN]

                                    EXHIBIT B

                                 LANDLORD'S WORK

Workletter Agreement for office space on the first (1st) floor, at 103 Carnegie Center, Princeton, New Jersey between CENTURY PLAZA ASSOCIATES L.L.C., as Landlord, and NCI PUBLIC RELATIONS, INC., a New York corporation, as Tenant.

                                Dated: January 11, 1999

COST OF IMPROVEMENTS

PARTITIONS                                                    $

DOORS, BUCKS, HARDWARE

ELECTRICAL

VENTILATION, AIR-CONDITIONING

PAINTING & VINYL WALL COVER

BASE, FLOORING & CARPET

FIRE SPRINKLER

KITCHEN CABINETS

PLUMBING

MISCELLANEOUS

OTHER

                                   SUBTOTAL                    $
                               10% OVERHEAD

                                   SUBTOTAL                    $
                      10% GENERAL CONDITION

                                      TOTAL                    $

RENTABLE AREA = 4,378 S.F.

         TOTAL COST                                            $

         LESS: LANDLORD'S ALLOWANCE                           ($35,024.00)

         NET COST TO BE PAID BY TENANT
         PRIOR TO OCCUPANCY                                    $

AGREED AND ACCEPTED:

NC PUBLIC RELATIONS, INC., a New York corporation, TENANT

By:        /s/ Blanca Stephens
         Name: Blanca Stephens
         Title EVP HR/Operations

                                                 DESCRIPTION OF MATERIALS

PARTITIONS:                                                        UNIT QUANTITY

-        Demolition                                                LF

-        2 1/2" metal studs 24" OC; 5/8" gypsum board to
         U/S Slab (with SAB)                                       LF

-        2 V2" metal studs 24" OC; 5/8" gypsum board to
         U/S Ceiling (with SAB)                                    LF

-        2 1/2" metal studs 24" OC; 5/8" gypsum board to
         U/S Ceiling (No SAB)                                      LF

-        2 1/2" metal studs 24" OC; 5/8" gypsum board to           LF

-        Finish on Mullions                                        EA

-        Closet shelf and pole                                     LF

-        Soffit over files or cabinets                             LF

-        3/8" tinted glass partition with black angle and
         butt glazed                                               LF

-        Metal stud soffit and blocking work for glass
         partitions                                                EA

-        Box Columns                                               EA

DOORS, BUCKS, HARDWARE:

-        Main entrance door glass                                  EA

-        Secondary entrance door 3'0" x - "B" label
         birch door                                                EA

-        Interior doors 3'0" x - x 1 3/4" HC paint
         grade HMB                                                 EA

-        Interior doors 3'0" x - x 1 3/4" SC paint
         grade HMB                                                 EA

-        Bi-fold doors, HC birch                                   EA

-        Sliding doors, HC Birch                                   EA

-        Lockset                                                   EA

-        Passage/latch set                                         EA

-        Exit bar on secondary entrance door                       EA

-        Keylocks                                                  EA

-        Door closers                                              EA

-        Door stops                                                EA

ELECTRICAL:
-        Electrical Demolition                                     LS


-        Single pole light switches                                EA

-        Three way computer light switches                         EA

-        Duplex Receptacles                                        EA

-        GFI Receptacles                                           EA

-        Plugmold with receptacle                                  LF

-        Separate circuits - 20 amp, II 5 V                        EA

-        Separate circuits - 30 amp, II 5 V/208V                   EA

-        Fire "I" floor receptacle                                 EA

-        Combination telephone/floor receptacle                    EA

-        Duplex receptacle with wiremold                           EA

-        Connect hot water heater - electric                       EA

-        Connect exhaust fan - electric                            EA

-        Move light fixtures to conform to partitions              EA

-        Additional light fixtures above building standard
         supplied                                                  EA

-        Rewire light fixtures for switching                       EA

-        HI-HAT 15OW                                               EA

-        Wall washer                                               EA

-        Dimmers                                                   EA

-        Emergency exit light                                      EA

-        Emergency battery light unit                              EA

-        Smoke Detector                                            EA

-        Fire Alarm pull station                                   EA

-        Fire Alarm strobe                                         EA

-        Fire Alarm speakers                                       EA

VENTILATION AND AIR CONDITIONING
-        Additional diffusers                                      EA

-        Additional modubox with thermostat(s)                     EA

-        Exhaust fan with duct work, connections and grill         EA

-        Exhaust fan ceiling mounted                               EA

-        Move existing diffusers to conform to partitions          LS


PAINTING AND WALL COVERING
-        Paint - 2 coats flat latex                                SF

-        Stain and paint doors                                     EA

-        Stain and paint bucks                                     EA

-        Vinyl wall covering                                       SF


BASE, FLOORING AND CARPET:
-        Carpet removal                                            LS

-        Floor preparation                                         LS

-        Vinyl cove base                                           LF

-        Vinyl composition tile                                    SF

-        Carpet to be building standard $1 0.00 allowance
         per yard, including a 10% waste factor                    SY


FIRE SPRINKLER SYSTEM:
-        Additional heads above building standard
         (allowance 1 head per 144 square feet)                    EA

-        Relocate existing heads                                   EA

KITCHEN CABINETS:
-        Base cabinets with formica top                            LF

-        Upper cabinets                                            LF

PLUMBING
-        Sink with rough plumbing, hot and cold water              EA

MISCELLANEOUS:
-        Plywood panel 4 x 8 for telephone room                    EA

-        Separate circuit for telephone room                       EA

-        Ceiling work                                              LS

-        Taping and spackling                                      LS

OTHER:
-        Sales tax                                                 LS

-        Architect                                                 LS

-        Fire extinguishers 10 # ABC dry chemical                  EA

-        Final clean up and cartage                                LS

-        Permits, inspections and Certificate of Occupancy         LS

ASSUMPTIONS AND CLARIFICATIONS (IF ANY)
-
-

                                    EXHIBIT B


                                      NOTES

RE: Workletter Agreement for office space on the first (1st) floor at 103 Carnegie Center, Princeton, New Jersey.


                                                                January 11, 1999

NCI PUBLIC RELATIONS, INC., a New York corporation, TENANT

You ("Tenant") and we ("Landlord") are executing simultaneously with this Workletter Agreement a written lease amendment ("Lease"), covering the space referred to above, as more particularly described in the Lease ("Premises").

To induce Tenant to enter into the Lease (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1. Landlord shall have its architect prepare the following architectural and mechanical drawings and specifications based upon the sketch layout to be supplied to Landlord by Tenant.

         a. Architectural drawings and specifications for Tenant's partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Landlord.

         b. Mechanical plans and specifications where necessary for installation of air conditioning systems, ductwork and heating.

         All such plans and specifications are expressly subject to Landlord's written approval, which Landlord covenants it will not unreasonably withhold.

2. Landlord agrees to cause the partition plan, electrical plan and the reflected ceiling plan to be delivered to Tenant on or before the fifteenth (15th) day after submission of Tenant's final approved sketch layout. Tenant agrees to approve said plans by initialing and returning same to Landlord within three (3) days of receipt of each plan. Upon approval of the plans initialed by Tenant, Landlord shall file said plans with the appropriate governmental agencies.

3. Landlord agrees, at its expense and without charge to Tenant (unless otherwise provided), to do the work in the Premises based upon the plans to be submitted by Tenant which shall hereinafter be referred to as "The Work". "Building Standard" shall mean the type and grade of material, equipment and/or device designated by Landlord as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 5 of the Lease shall apply to any alterations made to the Premises after the initial work to be performed herein.

4. Landlord shall estimate the cost of The Work based upon the plans and specifications to be submitted to Landlord by Tenant. Against such estimated cost, Landlord shall credit an allowance of up to $35,024.00 (hereinafter referred to as "Landlord's Allowance") and the remaining balance, if any, shall be paid by Tenant prior to occupancy.

5. All low partitioning, work station modules, bankscreen partitions and prefabricated partition systems shall be furnished and installed by Tenant.

6. The installation or wiring of telephone and computer (data) outlets is not part of The Work. Tenant shall bear the responsibility to provide its own telephone and data systems and any associated municipal permits and inspections, if required, at Tenant's sole cost and expense. Upon expiration or sooner termination of the Lease, Tenant shall remove all telephone and data equipment and wiring from the Premises and the Building risers prior to vacation of same.

7. Changes in The Work, if necessary or requested by the Tenant, shall be accomplished after the submission of Tenant's final approved sketch layout, and without invalidating any part of the Lease or Workletter Agreement, by written agreement between Landlord and Tenant hereinafter refeffed to as a Change Order. Each Change Order shall be prepared by Landlord and signed by both Tenant and Landlord stating their agreement upon all of the following:

         a.       The scope of the change in The Work; and

         b.       The cost of the change; and

         c.       Manner in which the cost will be paid or credited.

         Each and every Change Order shall be signed by Landlord's and Tenant's respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 10% supervision plus 10% overhead charge will be added to the cost of any Change Order. If Tenant shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Tenant's failure to timely approve and return said Change Order shall be paid by the Tenant. Tenant agrees to pay to Landlord the cost of any Change Order promptly upon receipt of an invoice for same.

8. If Tenant elects to use the architect suggested by Landlord, this architect becomes the Tenant's agent solely with respect to the plans, specifications and The Work. If any change is made prior to completion of schematic drawings and final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of the Tenant. Similarly, any cost savings resulting from such Change Order(s) shall be credited to Landlord's Allowance.

9. Tenant shall identify and list any portion of The Work which does not conform to this Workletter Agreement ("Punch List"). The Landlord shall review with the Tenant all of the items so listed and correct or complete any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

10. The terms contained in the Lease (which include all exhibits attached thereto) constitute Landlord's agreement with Tenant with respect to the work to be performed by Landlord on Tenant's behalf. If the architectural drawings are in conflict with the terms of the Lease, then the Lease shall be deemed the controlling document.

11. All materials and installations constructed for the Tenant within the Premises shall become the property of the Landlord upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g. shelving, furniture, etc.).

12. No part of the Premises shall be deemed unavailable for occupancy by the Tenant, or shall any work which the Landlord is obligated to perform in such part of the Premises be deemed incomplete for the purpose of any adjustment of Minimum Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with the Tenant's use of such part of the Premises.

13. Tenant is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Tenant's specific requirements. Tenant shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease.

14. Tenant acknowledges that construction is to occur in a space occupied by Tenant's employees and Tenant shall be liable for all costs associated with a delay if Tenant shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. These costs shall include, but not be limited to the following:

         a.       cost of construction workers time wasted; and

         b. cost of any overtime work necessary to meet schedule deadlines; and

         c.       any other costs associated with delays in final completion.

15. With respect to the construction work being conducted in or about the Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

FOR LANDLORD:  Jerry Wig                          FOR TENANT:___________________
               c/o Mack-Cali Realty Corporation     NCI Public Relations
               400 Alexander Road                   41 Madison Avenue
               Princeton, NJ 08540                  New York, NY I 00 IO

If the foregoing correctly sets forth our understanding, kindly sign this letter agreement where indicated.


CENTURY PLAZA ASSOCIATES L.L.C.,              NCI PUBLIC RELATIONS, INC.,
LANDLORD:                                     a New York corporation, TENANT:

By:      Mack Cali Realty, L.P., member

By:      Mack-Cali Realty Corporation,
         its general partner

By:        /s/ James G. Nugent                 By:        /s/ Blanca Stephens
         James G. Nugent                                Name: Blanca Stephens
         Sr. Vice President - Leasing                   Title: EVP HR/Operations